Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL TO TENDER SHARES OF COMMON STOCK
OF
SYMBOLIC LOGIC, INC.
IN CONNECTION WITH ITS OFFER TO PURCHASE FOR CASH
SHARES OF ITS COMMON STOCK FOR AN AGGREGATE PURCHASE CONSIDERATION OF NO MORE THAN $9.6 MILLION AT A PURCHASE PRICE OF NOT LESS THAN $1.30 PER SHARE AND NOT MORE THAN $1.55 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 4:59 P.M. (EASTERN DAYLIGHT TIME) ON JUNE 23, 2022, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”) OR OTHERWISE TERMINATED.

METHOD OF DELIVERY OF THE CERTIFICATE(S) IS AT THE OPTION AND RISK OF THE OWNER THEREOF. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.
Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares, to American Stock Transfer & Trust Co., LLC (the “Depositary”), as follows:
If delivering by hand, express mail, courier, or other expedited service:	By mail:
American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Pursuant to the Offer, the undersigned encloses herewith and tenders the following certificate(s) representing shares of common stock of Symbolic Logic, Inc.:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)
	Certificate No(s)	Number of Shares

TOTAL SHARES

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE
MEANINGS ASCRIBED TO THEM IN THE OFFER TO PURCHASE
(AS DEFINED BELOW)
YOU SHOULD READ CAREFULLY THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT. FOR THIS LETTER OF TRANSMITTAL TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES BEFORE THE OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS).
I/we, the undersigned, hereby tender to Symbolic Logic, Inc., a Delaware corporation (the “Company”), the share(s) identified above pursuant to the Company’s offer to purchase for cash shares (the “shares”) of its common stock, par value $0.001 per share (the “common stock”), for aggregate purchases under the Offer to Purchase (as defined below) of no more than $9.6 million pursuant to (i) Auction Tenders at prices specified by the tendering stockholder of not less than $1.30 and not more than $1.55 per share or (ii) Purchase Price Tenders, in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated May 23, 2022 (the “Offer to Purchase”), and in this Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”). Stockholders who validly tender shares without specifying whether they are making an Auction Tender or a Purchase Price Tender will be deemed to have made a Purchase Price Tender. This Letter of Transmittal is to be completed only if (a) certificates for shares are being forwarded herewith or (b) a tender of book-entry shares is being made to the account maintained by The Depository Trust Company (“DTC”) pursuant to Section 3 of the Offer to Purchase and the tender is not being made pursuant to DTC’s Automated Tender Offer Program (“ATOP”). I/we certify that I/we have complied with all requirements as stated in the instructions included in this Letter of Transmittal, am/are the registered holder(s) of the shares represented by the enclosed certificate(s), have full authority to tender these shares, and give the instructions in this Letter of Transmittal and warrant that the shares represented by the enclosed certificate(s) are free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever and that when, as and if the shares tendered hereby are accepted for payment by the Company, the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities and the same will not be subject to any adverse claim or right. I/we make the representation and warranty to the Company set forth in Section 3 of the Offer to Purchase under the caption “Tendering Stockholder’s Representation and Warranty; Net Long Position” and understand that the tender of shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment). Subject to, and effective upon, acceptance for purchase of and payment for, shares tendered herewith in accordance with the terms of the Offer, I/we hereby (a) irrevocably sell, assign and transfer to, or upon the order of the Company, all right, title and interest in and to all shares that are being tendered hereby, (b) waive any and all rights with respect to the shares, (c) release and discharge the Company from any and all claims I/we may have now, or may have in the future, arising out of or related to, the shares and (d) irrevocably constitute and appoint the Depositary as my/our true and lawful agent and attorney-in-fact with respect to any such tendered shares, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates representing such shares, or transfer ownership of such shares on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (ii) present such shares for transfer on the relevant security register and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such shares (except that the Depositary will have no rights to, or control over, funds from the Company, except as agent for tendering holders, for the consideration payable pursuant to the Offer).

    Signature (See Instructions 2 and 12):
This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.
X
Form W-9 (Backup Withholding) (See Instruction 3):
Signature of Stockholder Date Daytime Telephone # X
Signature of Stockholder Date Daytime Telephone # X
I/we understand that the tender of shares constitutes a representation and warranty to the Company that the undersigned has/have a NET LONG POSITION in the shares or other securities exercisable or exchangeable therefor and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned.
Auction Tender: Price (in Dollars) per Share at Which Shares are Being Tendered (See Instruction 4):

By checking one of the following boxes below instead of the box under Section 5, “Purchase Price Tender,” you are tendering shares pursuant to an Auction Tender at the price checked. This election could result in none of your shares being purchased if the Purchase Price determined by the Company for the shares is less than the price checked below. If you wish to tender shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously and validly withdrawn. (See Sections 2 and 3 of the Offer to Purchase and Instruction 4 to this Letter of Transmittal).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED CHECK ONLY ONE BOX IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES
(Stockholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)
☐ $1.30
☐ $1.35
☐ $1.40
☐ $1.45
☐ $1.50
☐ $1.55
Purchase Price Tender (See Instruction 5):

☐
By checking this one box instead of one of the price boxes under Section 4, “Auction Tender: Price (in Dollars) per Share at Which Shares are Being Tendered,” you are tendering shares pursuant to a Purchase Price Tender and are willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration, “odd lot”

priority and conditional tender provisions). Note that this election is deemed to be a tender of shares at the minimum price under the Offer of $1.30 per share and could cause the Purchase Price in the Offer to be lower and could result in the tendered shares being purchased at the minimum price under the Offer of $1.30 per share, a price that could be below the reported closing price of our common stock on OTC Pink at the Expiration Time. (See Section 3 of the Offer to Purchase and Instruction 5 to this Letter of Transmittal).

Odd Lots (See Instruction 6):

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding a total of fewer than 100 shares may have their shares tendered at or below the Purchase Price accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER

As described in Section 3 of the Offer to Purchase, a tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless the first box below has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

    Special Payment Instructions (See Instruction 7):
If you want your check for cash and/or Certificate(s) for shares not tendered or not purchased to be issued in another name, fill in this section with the information for the new account name. A Signature Guarantee is required here
Signature Guarantee Medallion Apply Medallion Guarantee Stamp Below
    Special Delivery Instructions (See Instruction 8):
Fill in ONLY if delivering check for cash and/or Certificate(s) for shares not tendered or not purchased to be sent to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this form. A Signature Guarantee is required here. Mailing certificate(s) and/or check(s) to:

Name (Please Print First, Middle & Last Name)		Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Title of Officer Signing this Guarantee)	Address (Number and Street)
(City, State & Zip Code)	(Name of Guarantor Please Print)	(City, State & Zip Code)
(Employer Identification Number or Social Security Number)	(Address of Guarantor Firm)	(Employer Identification Number or Social Security Number)
INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL
1.
Please indicate the total number of certificated shares and/or book-entry shares you are tendering in Box 1.

2.
Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 2 after completing all other applicable sections and return this form in the enclosed envelope. If your shares are represented by physical stock certificates, include them in the enclosed envelope as well.

3.
Taxpayer Identification Number. U.S. federal income tax laws generally require that a tendering U.S. Holder (as defined in the Offer to Purchase — Certain Material United States Federal Income Tax Considerations) provide the Depositary with such U.S. Holder’s correct Taxpayer Identification Number (“TIN”) on an IRS Form W-9, which TIN, in the case of a U.S. Holder who is an individual, is his or her social security number. See the enclosed IRS Form W-9 for additional instructions. A tendering non-U.S. Holder as defined in the Offer to Purchase — Certain Material United States Federal Income Tax Considerations must submit the appropriate completed IRS Form W-8 to avoid backup withholding. The appropriate form may be obtained via the IRS website at www.irs.gov or by contacting the Depositary at the address and phone number on the cover page of this Letter of Transmittal. For a discussion of the tax consequences of tendering shares pursuant to the Offer to Purchase, see “Certain Material United States Federal Income Tax Considerations” in Section 14 of the Offer to Purchase.

FAILURE TO COMPLETE THE IRS FORM W-9, IRS FORM W-8 OR ANOTHER APPROPRIATE FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.
4.
Indication of Price at Which Shares are Being Tendered. If you want to tender your shares pursuant to an Auction Tender at a specific price within the $1.30 to $1.55 range, you must properly complete the pricing section of this Letter of Transmittal in Box 4 (“Auction Tender: Price (in Dollars) per Share at Which Shares are Being Tendered”). You must check ONLY ONE BOX in the pricing section. If more than one box is checked or no box is checked, your shares will not be validly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and validly withdrawn as provided in Section 4 of the Offer to Purchase.
5.
By checking the box in Section 5 instead of one of the price boxes in Section 4, you are tendering shares and are willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration, “odd lot” priority and conditional tender provisions). Note that this election is deemed to be a tender of shares at the minimum price under the Offer of $1.30 per share for purposes of determining the Purchase Price in the Offer, and could cause the Purchase Price in the Offer to be lower and could result in your shares being purchased at the minimum price under the Offer of $1.30 per share, a price that could be below the reported closing price of our common stock on OTC Pinks at the Expiration Time. See Section 3 of the Offer to Purchase.

6.
As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all shares validly tendered before the Expiration Time and not validly withdrawn, the shares purchased first will consist of all shares validly tendered by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares at or below the Purchase Price. This preference will not be available to you unless you complete Box 6 in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. Please see Section 1 of the Offer to Purchase under the caption “Odd Lots” for additional information regarding Box 6.

7.
If you want your check for cash and/or certificate(s) for shares not tendered or not purchased to be issued in another name, fill in Box 7 with the information for the new account name. If you complete Box 7, your signature(s) must be guaranteed.

8.
Complete Box 8 only if the proceeds of this transaction and/or any unaccepted shares are to be sent to a person other than the registered holder or sent to a different address. If you complete Box 8, your signature(s) must be guaranteed.

9.
If any stock certificate representing shares that you own has been lost, stolen or destroyed, please contact the Depositary at (877) 937-5449 promptly to obtain instructions as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Please contact the Depositary immediately to permit timely processing of the replacement documentation.

10.
Stockholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase and thereafter timely delivering the shares subject to such notice of guaranteed delivery in accordance with such procedures.

11.
The Company will determine in its sole discretion the number of shares to accept, and the validity, eligibility and acceptance for payment of any tender. There is no obligation to give notice of any defects or irregularities to stockholders. See Section 3 of the Offer to Purchase for additional information. Any such determinations will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defect or irregularity in the tender of any particular shares, and the Company’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all parties. No tender of shares will be deemed to be validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

12.
If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.
If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Section 3 of the Offer to Purchase. Signature guarantees are also required if either Box 7, “Special Payment Instructions” or Box 8, “Special Delivery Instructions” are completed.
The tendering holder will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.
13.
If the space provided in Box 1 above is inadequate, the certificate numbers and/or the number of shares should be listed on a separated signed schedule that should be attached hereto.

14.
Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer).   If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in Box 1. In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

15.
In participating in the Offer, the tendering stockholder acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the tendering stockholder is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the tendering stockholder has received the Offer to Purchase and the Letter of Transmittal, as amended or supplemented; (5) any foreign exchange obligations triggered by the tendering stockholder’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the tendering stockholder acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the tendering stockholder authorizes the Company to withhold all applicable Tax Items that the Depositary or other withholding agent is legally required to withhold. The tendering stockholder consents to the collection, use and transfer, in electronic or other form, of the tendering stockholder’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal and legal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

The Depositary for the Offer is:
If delivering by hand, express mail, courier, or other expedited service:	By mail:
American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
Questions and requests for assistance may be directed to D.F. King & Co., Inc., the Information Agent for the Offer, at the telephone number and address set forth below. You may request additional copies of the Offer to Purchase and this Letter of Transmittal from the Information Agent at the telephone numbers and addresses set forth below. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks and Brokers Call: (212) 269-5550
All Others Call Toll Free: (866) 864-4943
Email: symboliclogic@dfking.com